EXHIBIT 10(v)

                        THERMO-MIZER ENVIRONMENTAL CORP.
                           1996 STOCK INCENTIVE PLAN



         1.       Purpose.

         The purpose of this Plan is to enable Thermo-Mizer Environmental Corp. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

         2.       Definitions.

         For purposes of the Plan:

                           2.1      "Adjusted Fair Market Value" means, in the
event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or
(ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

                           2.2      "Affiliate Corporation" or "Affiliate" shall
mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

                           2.3      "Agreement" means the written agreement
between the Company and an Optionee evidencing the grant of an Award.

                           2.4      "Award" means an Incentive Stock Option,
Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

                           2.5      "Board" means the Board of Directors of the
Company.









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                           2.6      "Cause" means:

                                    (a)     Solely with respect to Nonemployee
Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and
                                    (b)     For all other purposes, unless
otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

                           2.7      "Change in Capitalization" means any
increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                           2.8      A "Change in Control" shall mean the
occurrence during the term of the Plan of either of any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power


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represented by the Company's then outstanding voting securities.

                           2.9      "Code" means the Internal Revenue Code of
1986, as amended.

                           2.10     "Committee" means a committee, as described
in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

                           2.11     "Company" means Thermo-Mizer Environmental
Corp. (including any and all subsidiaries currently existing or hereafter acquired or established).

                           2.12     "Director Option" means an Option for
Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

                           2.13     "Disability" means a physical or mental
infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

                           2.14 "Disinterested Director" means a director of
the Company who is "disinterested" within the meaning of Rule
16b-3 under the Exchange Act.

                           2.15 "Eligible Individual" means any director
(other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is esignated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

                           2.16 "Employee Option" means an option granted
pursuant to Section 5.

                           2.17 "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

                           2.18 "Fair Market Value" on any date means the

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average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

               2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

               2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

               2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

               2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

               2.23 "Optionee" means a person to whom an Option is being granted under the Plan.

               2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

               2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.


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               2.26 "Plan" means the Thermo-Mizer Environmental Corp. 1996 Stock
Option Plan.

               2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board.

               2.28     "Shares" means the common stock, par value
$.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

               2.29 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

               2.30 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

               2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

               2.32 "Ten Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

               2.33 "Unit" means a security consisting of one share of Common Stock and two Class B Warrants.

               2.34 "Class B Warrant" shall be exercisable at an exercise price equal to the greater of $3.00 per share or 120% of

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the offering price in a secondary public offering by the Company.

         3.       Administration.

                   3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorom shall consist of not fewer than two (2) members of the Committee and a majority of a quorom may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority,vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company each of whom shall be a Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                           3.2      Subject to the express terms and conditions
set forth herein, the Committee shall  have the power from time to time to:

                                    (a) determine those Eligible Individuals to
whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

                                    (b) construe and interpret the Plan and the
Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

                                    (c) determine the duration and purposes for
leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

                                    (d) exercise its discretion with respect to
the powers and rights granted to it as set forth in the Plan; and

                                    (e) exercise such powers and perform such
acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       Stock Subject to the Plan.

                  4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 500,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

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                  4.2 Upon the granting of an Option, the number of Shares
available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

         5.       Option Grants for Eligible Individuals.

                  5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

                  5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

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                  5.4 Vesting. Subject to Section 7.5 hereof, each Employee
Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

                  5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

         6.       Option Grants for Nonemployee Directors.

                  6.1 Purchase Price. The purchase price for Shares, SARs or Units under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares or Units on the date immediately preceding the date of the grant.

                  6.2 Vesting. Subject to Sections 6.3 and 7.5 each Director Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

                  6.3 Limitations on Amendment. The provisions in this Section 6 and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

         7.       Terms and Conditions Applicable to All Options.


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                  7.1      Duration.        Each Option shall terminate on the
date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

                           (a)      If an Optionee's employment or service
terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

                           (b)      If an Optionee's employment or service
terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

                           (c)      If an Optionee's employment or service
terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                           (d)      If an Optionee dies while employed or in the
service of the Company or an Affiliate or within the three (3) month or twelve
(12) month period described in clause (a) or (b), respectively, of this Section
7.1 the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.



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Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

                  7.2 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  7.3 Method of Exercise. The exercise of an option shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (I) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the

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number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                  7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                  7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully vested and exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the
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expiration of six (6) months from the date of grant of any such Employee
Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

         8. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

                  8.1 Time of Grant. A Stock Appreciation Right may be granted
(i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

                  8.2      Stock Appreciation Right Related to an Option.

                          (a) Exercise. Subject to Section 8.8, a Stock
Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                           (b)  Amount Payable.  Upon the exercise of a Stock

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Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                           (c) Treatment of Related Options and Stock
Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to
Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

                  8.3      Stock Appreciation Right Unrelated to an Option.
         The Committee may grant to Eligible Individuals Stock
Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any

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Stock Appreciation Right by including such a Limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

                  8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

                  8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

                  8.6 Restrictions. No Stock Appreciation Right may be exercised before a date six (6) months after the date on which it

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is granted.

                  8.7 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

                  8.8 Effect of Change in Control. In the event of a Change in Control but subject to Section 8.6, all Stock
Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day period commencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

         9.       Adjustment Upon Changes n Capitalization.

                  (a) In the event of a Change in Capitalization, the


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Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan, (ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under Section 6.

                  (b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                  (c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

         10.      Effect of Certain Transactions. Subject to Sections 7.5 and
8.8 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

         11.      Interpretation.

                  (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not

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


affect the validity of the Plan.

                  (b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

                  (c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

         12.      Pooling Transactions.

                  Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement in respect of any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and
(iii)

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


providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

         13.      Termination and Amendment of the Plan.

                  The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                  (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

                  (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

         14.      Non-Exclusivity of the Plan.

                  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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

        15.      Limitation of Liability.

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                           (a)      give any person any right to be granted an
Option other than at the sole discretion of the Committee;

                           (b)      give any person any rights whatsoever with
respect to Shares except as specifically provided in the Plan;

                           (c)      limit in any way the right of the Company to
terminate the employment of any person at any time; or

                           (d)      be evidence of any agreement or
understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         16.      Regulations and Other Approvals; Governing Law.

                  16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey.

                  16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

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



                  16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

         17.      Miscellaneous.

                  17.1 Multiple Agreements. The terms of each Award granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in

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


addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

                  17.2     Withholding of Taxes.

                           (a)  At such times as an Optionee or holder of an
SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted,
(B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period.
 Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director
Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

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


                           (b)      If an Optionee makes a disposition, within
the meaning of Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                  17.3 Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the stockholders.



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